NEWS RELEASE

MUSCLEPHARM ANNOUNCES REVERSE SPLIT OF COMMON STOCK

DENVER, COLORADO – November 26, 2012 – MusclePharm Corporation (MSLP.OB), a nutritional supplement company focused on active lifestyles, announced today a 1-for-850 reverse split of the Company’s issued and outstanding common stock and a decrease in the number of its authorized shares of common stock. The reverse stock split is effective prior to the market open on November 26, 2012.

“We have elected to effect a reverse stock split to help MusclePharm seek to meet the listing requirements of a stock exchange,” said Brad J. Pyatt, Chief Executive Officer and President of MusclePharm. “We believe that a stock exchange listing and the reverse stock split can broaden our stockholder base and increase the appeal of our common stock to institutional investors. Further, these actions should provide benefits to our stockholders by improving trading liquidity in the stock, thereby enhancing long-term stockholder value.”

Each stockholder’s relative percentage ownership interest in MusclePharm and the proportional voting power remains unchanged after the reverse stock split. In addition, the rights and privileges of the holders of the Company’s common stock are unaffected by the reverse stock split. This reverse stock split will be made pursuant to a Certificate of Change filed with the State of Nevada.

As of the effective date, every 850 shares of issued and outstanding common stock will be converted into one share of common stock, with all fractional shares being rounded up to the nearest whole share. The reverse stock split will reduce the number of shares of issued and outstanding common stock from approximately 2,360 million pre-split to approximately 2.8 million post-split. Proportional adjustments will be made to MusclePharm’s warrants, stock options, and equity-compensation plans. Additionally, the number of authorized shares of common stock will be reduced from 2.5 billion to 100 million. The reverse stock split will have no effect on the Company’s authorized shares of preferred stock.

The Company’s common stock will trade under a new CUSIP number (627335201). The Company’s ticker symbol will remain unchanged, although a “D” will be placed on the MSLP ticker symbol (MSLPD) for 20 business days to alert the public about the reverse stock split.

It is not necessary for stockholders of the Company to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish. Please direct any questions you might have concerning the reverse stock split to your broker or the Company’s transfer agent, Corporate Stock Transfer at (303) 282-4800.

ABOUT MUSCLEPHARM CORPORATION

MusclePharm is a healthy lifestyle company that develops and manufactures nutritional supplements that address active lifestyles, including muscle building, weight loss and maintaining general fitness through a daily nutritional supplement regimen. The products are formulated through a six-stage research process using the expertise of leading nutritional scientists. MusclePharm’s products are also sold to consumers in more than 110 countries and available in over 10,000 U.S. retail outlets, including Dick’s Sporting Goods, GNC, Vitamin Shoppe and Vitamin World. MusclePharm products also are sold through more than 100 online channels globally, including bodybuilding.com, amazon.com and vitacost.com. For more information, please visit www.musclepharm.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Additionally, statements regarding: the Company’s ability to qualify to list its shares of common stock on a stock exchange and the potential benefits and impact of the reverse stock split, a reduction in the number of authorized shares of common stock and a listing on a stock exchange, are forward-looking statements. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

For more information, please contact:

John H. Bluher

Chief Operating Officer

(303) 396-6149